As filed with The Securities and Exchange Commission on July 25, 2017.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RBB BANCORP

(Exact name of registrant as specified in its charter)

California	6022	27-2776416
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

660 S. Figueroa Street, Suite 1888

Los Angeles, California 90017

(213) 627-9888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yee Phong (Alan) Thian

Chairman, President and Chief Executive Officer

RBB Bancorp

660 S. Figueroa Street, Suite 1888

Los Angeles, California 90017

(213) 627-9888

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Loren P. Hansen Loren P. Hansen, APC 1301 Dove Street, Suite 370 Newport Beach, California 92660 (949) 851-6125	David Morris Executive Vice President and Chief Financial Officer RBB Bancorp 660 S. Figueroa Street, Suite 1888 Los Angeles, California 90017 (213) 627-9888	Norman B. Antin Jeffrey D. Haas Holland & Knight LLP 800 17th Street NW, Suite 1100 Washington DC 20006 (202) 955-3000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  Registration No. 333-219018

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.00 per share	720,000	$23.00	$16,560,000.00	$1,919.31

(1)	Represents only the additional number of shares being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-219018).
(2)	Based upon public offering price
(3)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act. The registrant previously registered an aggregate of $82,800,000 of its shares on the Registrant’s Registration Statement on Form S-1 (File No. 333-219018) declared effective on July 25, 2017, for which a filing fee of $9,596.52 was paid. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $16,560,000 is hereby registered.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, RBB Bancorp (the “Registrant”) is filing this Registration Statement on Form S-1 with the Securities and Exchange Commission (“Commission”) for the purpose of registering additional shares of common stock, par value $0.000 per share. This Registration Statement relates to the Registrant’s prior registration statement on Form S-1 (Registration No. 333-219018), as amended (together with its exhibits the “Prior Registration Statement”), which was declared effective by the Commission on July 25, 2017. The Prior Registration Statement is incorporated by reference herein.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 720,000 shares. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The Registrant hereby certifies to the Commission that (i) the filing fee set forth on the cover page of this Registration Statement shall be paid by a wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on July 25, 2017), (ii) it will not revoke such instructions, (iii) there are sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions no later than July 25, 2017.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

a. Exhibits. All exhibits previously filed or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit Number	Description

5.1	Opinion of Loren P. Hansen, APC (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement)

23.1*	Consent of Vavrinek, Trine Day & Co., LLP

23.2	Consent of Loren P. Hansen, APC (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to the Prior Registration Statement and incorporated by reference herein)

*	Filed herewith

b. Financial Statement Schedules.

None.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 25, 2017.

RBB BANCORP

By:	/s/ Yee Phong (Alan) Thian
	Name:	Yee Phong (Alan) Thian
	Title:	Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yee Phong (Alan) Thian	Director (Chairman); Chief Executive Officer and President (principal executive officer)	July 25, 2017
Yee Phong (Alan) Thian

/s/ David Morris	Executive Vice President; Chief Financial Officer (principal financial and accounting officer)	July 25, 2017
David Morris

*	Director	July 25, 2017
Peter M. Chang

*	Director	July 25, 2017
Wendell Chen

*	Director	July 25, 2017
Pei-Chin (Peggy) Huang

*	Director	July 25, 2017
James W. Kao

*	Director	July 25, 2017
Ruey-Chyr Kao

*	Director	July 25, 2017
Chie-Min (Christopher) Koo

*	Director	July 25, 2017
Christopher Lin

*	Director	July 25, 2017
Ko-Yen Lin

Signature	Title	Date

*	Director	July 25, 2017
Paul Lin

*	Director	July 25, 2017
Feng (Richard) Lin

*	Director	July 25, 2017
Fui Ming (Catherine) Thian

*	Pursuant to a Power of Attorney contained in the Signature page to the Registration Statement on Form S-1 of RBB Bancorp filed on June 28, 2017

	By:	/s/	Yee Phong (Alan) Thian
Yee Phong (Alan) Thian Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Loren P. Hansen, APC (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement)

23.1*	Consent of Vavrinek, Trine, Day & Co., LLP

23.2	Consent of Loren P. Hansen, APC (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to the Prior Registration Statement and incorporated by reference herein)

*	Filed herewith